Exhibit 99.1

LHC Group announces first quarter 2021 financial results

Raises full year 2021 guidance

LAFAYETTE, La., May 5, 2021 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended March 31, 2021. Unless otherwise noted, all results are compared with the first quarter ended March 31, 2020.

First Quarter 2021 Financial Results

  Net service revenue increased 2.3% to $524.8 million.
  Net income attributable to LHC Group's common stockholders increased 57.4% to $34.7 million. Earnings per diluted share attributable to LHC Group's common stockholders increased 57.1% to $1.10.
  Adjusted net income attributable to LHC Group's common stockholders increased 86.7% to $43.6 million, or $1.39 adjusted earnings per diluted share. Adjusted results for the first quarter of 2021 exclude a pre-tax amount of $12.0 million in COVID-19 related costs and expenses for purchases of personal protective equipment (PPE), supplies, employee related costs and expenses and other categories of costs and expenses incurred in response to the pandemic and $0.2 million for an impairment of a closed home health location.
  EBITDA increased 48.3% to $49.4 million.
  Adjusted EBITDA increased 61.3% to $61.5 million.
  Organic growth in home health admissions decreased 0.4% in the first quarter of 2021 as compared to the first quarter of 2020 and increased sequentially by 5.9% in the first quarter of 2021 over the fourth quarter of 2020.
  Organic growth in hospice admissions increased 7.6% in the first quarter of 2021 as compared to the first quarter of 2020 and increased sequentially by 1.3% in the first quarter of 2021 over the fourth quarter of 2020.

  A reconciliation of all non-GAAP financial results in this release appears on pages 10-11.

Operational and Strategic Highlights

  LHC Group's quality and patient satisfaction scores continue to exceed the national average as the Company remains a leader among industry peers.
  LHC Group's acquisition pipeline is currently over $502 million with over $300 million of the targets in exclusive discussions. This gives the Company a high level of confidence in reaching or exceeding its target of $150 million to $200 million in acquired revenue in 2021.
  Non-Medicare episodic organic growth in home health admissions increased by 22.6% in the first quarter of 2021 compared with the same period in 2020 and increased by 25.1% sequentially over the fourth quarter of 2020.
  LHC Group's goal of becoming an invaluable asset and citizen of each community it is privileged to serve was reinforced by the 2021 Environmental, Social & Governance (ESG) Report published in April 2021 and available on the Company's ESG page.

Commenting on the results, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "This is a year of great opportunity for LHC Group. We have begun the year on a strong clinical, operational and financial footing, and we have brought to light the broad impact we are undertaking to provide the thousands of communities we serve with our enhanced ESG reporting. With our operational and clinical strategies stress tested throughout PDGM and the COVID-19 public health emergency, we are positioned to earn more market share with leading quality scores, increased physician referrals and a proven history of delivering value for our partners and improved outcomes for patients. Our M&A pipeline remains very robust with our activity expected to accelerate throughout the year with new opportunities in a number of our service lines as well as new and expanded joint ventures. We are also benefiting from an improved legislative and regulatory outlook as legislative initiatives from Congress, innovation from CMS and stated budget and stimulus priorities of the Biden Administration are all emphasizing the need for at home care."

COVID-19 Update
The COVID-19 pandemic had an impact on our operations and financial results for the first quarter of 2021 with a continued impact expected throughout 2021, although to a lesser extent than what we have experienced to date. During the first quarter, we incurred $12.0 million ($8.9 million net of tax), or $0.28 per diluted share, in additional COVID-19 costs and expenses related to PPE, supplies, employee related costs and expenses, including, without limitation, bonuses, increased wages, and wage supplements for front line caregivers, and other categories of costs and expenses incurred in response to the pandemic.

LHC Group has also implemented a number of cost containment initiatives, including eliminating non-essential travel and expenses and other measures. We continue to have strong access to capital with approximately $555.7 million of available liquidity from cash and our revolving credit facility net of the $411.2 million liability associated with the Medicare Accelerated and Advance Payments and Provider Relief Funds.

Since April 2020, we received funds totaling $318.0 million under the Medicare Accelerated and Advance Payment Program as provided for by the CARES Act. The accelerated Medicare payments are interest free and the program currently requires that the Centers for Medicare and Medicaid Services (CMS) recoup the accelerated payments beginning 12 months after receipt by the provider, by withholding 25% of future Medicare fee-for service payments for claims for 11 months and then withholding 50% of future Medicare fee-for service payments for claims for an additional six months. An interest rate of 4% will be assessed on any outstanding balances after 29 months from the date of the initial advance but we intend to repay the full amount before any interest will accrue. CMS began recouping these funds on April 13, 2021.

As of March 31, 2021, we have received funds totaling $93.3 million related to the Provider Relief Fund as provided for by the CARES Act. The full amount received was recorded as a short-term liability in government stimulus advance in our condensed consolidated balance sheet, but no funds were recognized in our condensed consolidated statements of income for the three months ended March 31, 2021 or for the twelve months ended December 31, 2020. It is our intent to return the funds to the government.

Operational Trends
Please refer to the supplemental information that can be found under Quarterly Results on the Company's Investor Relations page to access more detailed statistics on pre-COVID-19 and post-COVID-19 trends.

Full Year 2021 Guidance
The Company raised its guidance for 2021 to account for the extension of the Public Health Emergency to July 20, 2021 and the suspension of Medicare sequestration to December 31, 2021. Full year 2021 net service revenue is now expected to be in a range of $2.215 billion to $2.265 billion (compared with $2.200 billion to $2.260 billion previously) adjusted earnings per diluted share is expected to be in a range of $6.20 to $6.40 (compared with $5.65 to $5.90 previously), and EBITDA, less non-controlling interest, is expected to be in a range of $290 million to $300 million (compared with $268 million to $280 million previously).

Joshua L. Proffitt, LHC Group's President, added, "The first quarter results continue to reflect the sequential acceleration in our business with revenue within our projected range and adjusted earnings and adjusted EBITDA ahead of our expectations. This performance and the positive sequential trends we have experienced provide us with even greater confidence in our outlook and in the number of new growth opportunities we can pursue. We are intently focused on driving organic growth, enhancing our position as the partner of choice for hospitals and health systems, delivering leading quality and patient satisfaction, deploying resources to new hospice opportunities and capitalizing on the consolidation opportunity in home health."

The Company's guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company's guidance ranges do not take into account the impact of future COVID-19 related costs and expenses. The Company is estimating COVID-19 related costs and expenses in the range of $20 million to $25 million in the full year of 2021. The Company's guidance ranges also do not take into account reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed guidance assumptions.

Conference Call
LHC Group will host a conference call on Thursday, May 6, 2021, at 9:00 a.m. Eastern time to discuss its first quarter 2021 results. The toll-free number to call for this interactive teleconference is (877) 870-4263 (international callers: (412) 317-0790). A telephonic replay of the conference call will be available through midnight on Thursday, May 13, 2021, by dialing (877) 344-7529 (international callers: (412) 317-0088) and entering confirmation number 10154018.

The Company has posted supplemental financial information on the first quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company's Investor Relations page. A live webcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 30,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. As the preferred joint venture partner for approximately 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements
This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2021 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company's businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data) (Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$292,317	$286,569
Receivables:
Patient accounts receivable	331,715	301,209
Other receivables	9,821	11,522
Amounts due from governmental entities	223	—
Total receivables	341,759	312,731
Prepaid expenses	26,038	22,058
Other current assets	23,561	25,664
Total current assets	683,675	647,022
Property, building and equipment, net of accumulated depreciation of $86,521 and $82,721, respectively	139,663	138,366
Goodwill	1,259,127	1,259,147
Intangible assets, net of accumulated amortization of $17,963 and $17,659, respectively	314,532	315,355
Assets held for sale	3,137	1,900
Operating lease right of use asset	101,193	100,046
Other assets	21,527	21,518
Total assets	$2,522,854	$2,483,354
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$63,975	$64,864
Salaries, wages, and benefits payable	110,327	88,666
Self-insurance reserves	33,893	35,103
Income tax payable	22,382	21,464
Government stimulus advance	93,257	93,257
Contract liabilities - deferred revenue	317,962	317,962
Current operating lease liabilities	32,627	32,676
Amounts due to governmental entities	1,164	1,516
Current liabilities - deferred employer payroll tax	25,928	25,928
Total current liabilities	701,515	681,436
Deferred income taxes	54,954	47,237
Income taxes payable	6,404	6,203
Revolving credit facility	—	20,000
Other long term liabilities	25,928	25,928
Long-term operating lease liabilities	71,431	70,275
Total liabilities	860,232	851,079
Noncontrolling interest — redeemable	17,939	18,921
Commitments and contingencies
Stockholders' equity:
LHC Group, Inc. stockholders' equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 shares authorized; 36,507,148 and 36,355,497 shares issued, and 31,240,270 and 31,139,840 shares outstanding, respectively	365	364
Treasury stock — 5,266,878 and 5,215,657 shares at cost, respectively	(78,552)	(69,011)
Additional paid-in capital	966,201	962,120
Retained earnings	669,956	635,297
Total LHC Group, Inc. stockholders' equity	1,557,970	1,528,770
Noncontrolling interest — non-redeemable	86,713	84,584
Total stockholders' equity	1,644,683	1,613,354
Total liabilities and stockholders' equity	$2,522,854	$2,483,354

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Net service revenue	$524,835	$512,871
Cost of service revenue (excluding depreciation and amortization)	310,272	321,202
Gross margin	214,563	191,669
General and administrative expenses	163,249	157,866
Impairment of intangibles and other	177	—
Operating income	51,137	33,803
Interest expense	(263)	(2,768)
Income before income taxes and noncontrolling interest	50,874	31,035
Income tax expense	9,441	3,359
Net income	41,433	27,676
Less net income attributable to noncontrolling interests	6,774	5,652
Net income attributable to LHC Group, Inc.'s common stockholders	$34,659	$22,024

Earnings per share:
Basic	$1.11	$0.71
Diluted	$1.10	$0.70
Weighted average shares outstanding:
Basic	31,165	31,020
Diluted	31,432	31,303

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income	$41,433	$27,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,999	5,133
Amortization of operating lease right of use asset	8,918	8,512
Stock-based compensation expense	3,513	3,680
Deferred income taxes	7,717	4,367
Amortization of operating leases	—	(13)
Loss on disposal of assets	31	47
Impairment of intangibles and other	177	—
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(28,805)	(67,470)
Prepaid expenses	(3,980)	(11,728)
Other assets	1,627	2,268
Prepaid income taxes	—	(4,537)
Accounts payable and accrued expenses	(2,894)	(11,159)
Salaries, wages, and benefits payable	20,451	24,826
Operating lease liabilities	(8,925)	(8,415)
Income taxes payable	1,119	2,298
Net amounts due to/from governmental entities	(575)	51
Net cash provided by (used in) operating activities	44,806	(24,464)
Investing activities:
Purchases of property, building and equipment	(4,849)	(13,502)
Proceeds from sale of property, building and equipment	45	1,149
Cash received (paid) for acquisitions	—	3,125
Proceeds from sale of entities	200	—
Net cash used in investing activities	(4,604)	(9,228)
Financing activities:
Proceeds from line of credit	—	188,728
Payments on line of credit	(20,000)	(143,657)
Proceeds from employee stock purchase plan	649	610
Noncontrolling interest distributions	(5,704)	(4,874)
Withholding taxes paid on stock-based compensation	(9,541)	(7,064)
Purchase of additional controlling interest	(142)	(23,575)
Exercise of vested awards and stock options	—	160
Sale of noncontrolling interest	284	—
Net cash provided by (used in) financing activities	(34,454)	10,328
Change in cash	5,748	(23,364)
Cash at beginning of period	286,569	31,672
Cash at end of period	$292,317	$8,308
Supplemental disclosures of cash flow information:
Interest paid	$495	$2,830
Income taxes paid	$621	$1,269
Non-Cash Operating Activity:
Operating right of use assets in exchange for lease obligations	$11,748	$9,041
Non-Cash Investing Activity:
Accrued capital expenditures	$1,973	$2,226

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended March 31, 2021
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$373,828	$62,734	$49,125	$33,369	$5,779	$524,835
Cost of service revenue	212,373	38,570	34,872	21,175	3,282	310,272
Gross margin	161,455	24,164	14,253	12,194	2,497	214,563
General and administrative expenses	119,397	18,127	11,529	11,257	2,939	163,249
Impairment of intangibles and other	177	—	—	—	—	177
Operating income (loss)	41,881	6,037	2,724	937	(442)	51,137
Interest expense	(182)	(36)	(24)	(14)	(7)	(263)
Income (loss) before income taxes and noncontrolling interest	41,699	6,001	2,700	923	(449)	50,874
Income tax expense (benefit)	7,890	1,067	518	57	(91)	9,441
Net income (loss)	33,809	4,934	2,182	866	(358)	41,433
Less net income (loss) attributable to non controlling interests	4,849	1,015	279	657	(26)	6,774
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$28,960	$3,919	$1,903	$209	$(332)	$34,659
Total assets	$1,785,486	$308,009	$262,538	$97,692	$69,129	$2,522,854

	Three Months Ended March 31, 2020
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$367,821	$60,531	$48,464	$29,681	$6,374	$512,871
Cost of service revenue	220,440	38,034	38,453	20,342	3,933	321,202
Gross margin	147,381	22,497	10,011	9,339	2,441	191,669
General and administrative expenses	116,023	16,626	11,459	10,380	3,378	157,866
Operating income (loss)	31,358	5,871	(1,448)	(1,041)	(937)	33,803
Interest expense	(1,900)	(303)	(266)	(219)	(80)	(2,768)
Income (loss) before income taxes and noncontrolling interest	29,458	5,568	(1,714)	(1,260)	(1,017)	31,035
Income tax expense (benefit)	3,289	608	(206)	(199)	(133)	3,359
Net income (loss)	26,169	4,960	(1,508)	(1,061)	(884)	27,676
Less net income (loss) attributable to non controlling interests	4,606	967	(155)	243	(9)	5,652
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$21,563	$3,993	$(1,353)	$(1,304)	$(875)	$22,024
Total assets	$1,548,224	$251,354	$252,846	$90,791	$69,067	$2,212,282

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATIISTICAL AND FINANCIAL DATA (Unaudited)

	Three Months Ended March 31,
Key Data:	2021	2020
Home Health Services:
Locations	531	556
Acquired	—	6
De novo	—	—
Divested/consolidated	(3)	(3)
Total new admissions	107,922	108,182
Medicare new admissions	54,413	59,880
Average daily census	83,938	76,978
Average Medicare daily census	45,237	46,093
Medicare completed and billed episodes	84,610	90,227
Average Medicare case mix for completed and billed Medicare episodes	1.01	1.06
Average reimbursement per completed and billed Medicare episodes	$2,862	$2,797
Total visits	2,057,632	2,135,791
Total Medicare visits	1,061,978	1,236,711
Average visits per Medicare episodes	12.6	13.7
Organic growth: (1)(2)
Net revenue	3.1%	(2.5)%
Net Medicare revenue	(3.1)%	(6.3)%
Total new admissions	(0.4)%	7.1%
Medicare new admissions	(9.0)%	(2.4)%
Average daily census	10.1%	(1.5)%
Average Medicare daily census	(0.8)%	(9.4)%
Medicare completed and billed episodes	(4.7)%	(3.3)%

Hospice Services:
Locations	120	112
Acquired	—	3
De novo	1	—
Divested/Consolidated	—	(1)
Admissions	5,577	5,060
Average daily census	4,457	4,290
Patient days	401,119	390,369
Average revenue per patient day	$160.21	$154.13
Organic growth: (1)(2)
Total new admissions	7.6%	0.2%

Home and Community-Based Services:
Locations (3)	129	111
Acquired	—	4
De novo	4	—
Divested/Consolidated	—	—
Average daily census	13,711	14,384
Billable hours	1,901,281	1,985,600
Revenue per billable hour	$26.04	$25.34

Facility-Based Services:
Long-term Acute Care
Locations	12	13
Acquired	—	—
Divested/Consolidated	—	—
Patient days	21,160	20,161
Average revenue per patient day	$1,518	$1,355
Average Daily Census	235	222

(1)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2)	The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$34,659	$22,024
Add (net of tax):
Acquisition and de novo expenses (1)	—	1,106
Closures/relocations/consolidations (2)	131	343
COVID-19 impact:
PPE, supplies and wages (3)	8,852	2,108
CARES Act tax benefit (4)	—	(2,210)
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$43,642	$23,371

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$1.10	$0.70
Add (net of tax):
Acquisition and de novo expenses (1)	—	0.04
Closures/relocations/consolidations (2)	0.01	0.01
COVID-19 impact:
PPE, supplies and wages (3)	0.28	0.07
CARES Act tax benefit (4)		(0.07)
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.39	$0.75

1.	Expenses and other costs associated with recently announced or completed acquisitions and de novos. ($1.5 million pre-tax in the three months ended March 31, 2020).
2.

Expenses associated with the impairment on a closed home health location which occurred in the first quarter of 2021 and the closure or consolidation of 4 locations in the first quarter of 2020 along with residual costs and expenses in connection with the closures in the fourth quarter of 2019 ($0.2 million pre-tax in the three months ended March 31, 2021 and $0.5 million pre-tax in the three months ended March 31, 2020).

3.

COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies and wage adjustments ($12.0 million pre-tax in the three months ended March 31, 2021; $2.9 million pre-tax in the three months ended March 31, 2020).

4.

Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended
	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$34,659	$22,024
Add:
Income tax expense	9,441	3,359
Interest expense, net	263	2,768
Depreciation and amortization	4,999	5,133
Adjustment items (1)	12,167	4,856
Adjusted EBITDA	$61,529	$38,140

1. EBITDA Adjustment items (pre-tax):
Acquisition and de novo expenses (1)	—	1,510
Closures/relocations/consolidations (2)	177	468
COVID-19 PPE, supplies and wages (3)	11,990	2,878
Total adjustments	$12,167	$4,856

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com